Exhibit 21.1

SUBSIDIARIES OF GTJ REIT, INC.

  1. Green Acquisition, Inc.

  2. Triboro Acquisition, Inc.

  3. Jamaica Acquisition, Inc.

  4. GTJ Co., Inc.

  5. Green Bus Holding Corp.

  6. Jamaica Buses Holding Corp.

  7. Triboro Coach Holding Corp.

  8. 49-19 Rockaway Beach Boulevard, LLC

  9. 165-25 147th Avenue, LLC

10. 114-15 Guy Brewer Boulevard, LLC

11. 85-01 24th Avenue, LLC

12. 23-85 87th Street, LLC

13. 612 Wortman Avenue, LLC

14. Varsity Transit, Inc.

15. Varsity Charter Corp.

16. The Bus Depot, Inc.

17. MetroClean Express Corp.

18. Shelter Express Corp.

19. ShelterCLEAN, Inc.

20. Transit Facility Management Corp.

21. Transit Facility Claims Corp.

22. Transit Alliance Insurance Co. Ltd.

23. Farm Springs Road, LLC

24. ShelterCLEAN of SF, LLC

25. Shelter Parking Corp.

26. Outdoor NY Corp.

27. GTJ GP, LLC

28. GTJ Realty, L.P.

29. GTJ Management LLC

30. GTJ 3920 Fairfax LLC

31. Wu/LH 466 Bridgeport LLC

32. Wu/LH 470 Bridgeport LLC

33. Wu/LH 950 Bridgeport LLC

34. Wu/LH 12 Cascade LLC

35. Wu/LH 15 Executive LLC

36. Wu/LH 35 Executive LLC

37. Wu/LH 15 Progress LLC

38. Wu/LH 22 Marsh Hill LLC

39. Wu/LH 25 Executive LLC

40. Wu/LH 269 Lambert LLC

41. Wu/LH 103 Fairview Park LLC

42. Wu/LH 412 Fairview Park LLC

43. Wu/LH 401 Fieldcrest LLC

44. Wu/LH 404 Fieldcrest LLC

45. Wu/LH 36 Midland LLC

46. Wu/LH 100-110 Midland LLC

47. Wu/LH 112 Midland LLC

48. Wu/LH 199 Ridgewood LLC

49. Wu/LH 203 Ridgewood LLC

50. Wu/LH 8 Slater LLC

51. Wu/LH 100 American LLC

52. Wu/LH 200 American LLC

53. Wu/LH 300 American LLC

54. Wu/LH 400 American LLC

55. Wu/LH 500 American LLC

56. GWL 110 Old County LLC

57. GWL Windsor Land LLC

58. GWL 20 East Halsey LLC

59. GWL Borden LLC

60. GWL 4 Meadow LLC

61. GWL Platt LLC

62. GWL 1101 Stewart LLC

63. GWL 777 Rocky Hill LLC

64. GWL 1110 Centennial LLC

65. GWL 11 Constitution LLC

66. GWL 21 Constitution LLC

67. GWL 4 Corporate LLC

68. GWL 8 Corporate LLC

69. GWL 25 Corporate LLC

70. GWL 606 Cozine LLC

71. GWL 300 McIntire LLC

72. GWL 1938 Olney LLC

73. GWL 201 Neelytown LLC

74. GWL 2 Corporate JV LLC